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                                                                    EXHIBIT 99.8

                            BLUESTEEL NETWORKS, INC.
                          1999 NON-EMPLOYEE STOCK PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT


        BlueSteel Networks, Inc., a Delaware corporation (the "Company"), hereby grants an option to purchase its Common Stock to the optionee named below. The terms and conditions of the option are set forth in this Stock Option Agreement and in the Company's 1999 Non-Employee Stock Plan (the "Plan").

I.  GRANT INFORMATION

Date of Grant:                           __________, 199__

Name of Optionee:                        _______________________________________

Optionee's Social Security Number:       ________-______-________

Number of Shares of Common Stock:        ___________

Exercise Price per Share:                $__________

Vesting Schedule:                        [Vesting to be determined]

        BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS STOCK OPTION AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS, NOTICE OF EXERCISE AND PLAN.

Optionee:_______________________________________________________________________
                                     (Signature)

Company:________________________________________________________________________
                                     (Signature)

Title:__________________________________________________________________________




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II.  TERMS AND CONDITIONS

        1. VESTING. Your option vests on the dates specified in the first page of this Stock Option Agreement.

        2. TERM OF OPTION. Your option expires on the day before the 5th anniversary of the Date of Grant.

        3. EXERCISE OF OPTION.

        (a) LEGAL RESTRICTIONS. The Company will not permit you to exercise your option if the issuance of Common Stock at that time would violate any law or regulation. You represent and agree, which by your execution of the Stock Option Agreement you hereby confirm, that the Common Stock to be acquired upon exercising your option will be acquired for investment, and not with a view to the sale or distribution thereof. You understand that your option is not, and any Common Stock acquired on exercise thereof at the time of issuance may not be, registered under the Securities Act of 1933, as amended, on the ground that the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on your representations set forth herein. You realize that the basis for the exemption may not be present if, notwithstanding such representations, you have in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. You do not have any such intention. If the sale of Common Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.

        (b) METHOD OF EXERCISE. To exercise your option, you must complete and file the Company's "Notice of Exercise" form at the address given on the form, together with full payment. The Notice of Exercise will be effective when it is received by the Company. If someone else wants to exercise your option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

        (c) FORM OF PAYMENT. When you submit a Notice of Exercise, you must include payment of the aggregate Exercise Price for the Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms.

                -       Your personal check, a cashier's check or a money order.

                - To the extent that a public market for Common Stock exists as determined by the Company, by delivery (on a form approved by the



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                        Company) of an irrevocable direction to a securities
                        broker to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

        (d) WITHHOLDING TAXES. You will not be allowed to exercise your option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of Common Stock acquired upon exercise of your option.

        4. EXERCISE OF OPTION BEFORE VESTING. You may not exercise your option before it is fully vested.

        5. RESALE RESTRICTIONS/MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1993, as amended, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters, not to exceed one hundred eighty (180) days. To enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period. You may not to sell any Common Stock at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

        6. RIGHT OF FIRST REFUSAL. If you propose to sell, pledge or otherwise transfer to a third party any Common Stock acquired under this Stock Option Agreement, or any interest in such Common Stock, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Common Stock. If you desire to transfer Common Stock acquired under this Stock Option Agreement, you must give a written notice ("Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company shall have the right to purchase all, and not less than all, of the Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

        If the Company fails to exercise its Right of First Refusal before or within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described





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in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that if the Transfer
Notice provided that payment for the Common Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Common Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

        The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable in whole or in part and shall be binding upon any transferee of the Common Stock. The Company's right of First Refusal shall terminate if the Company's Common Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

        7. TRANSFER OF OPTION. Prior to your death, only you may exercise your option. You cannot transfer or assign your option. For instance, you may not sell your option or use it as security for a loan. If you attempt to do any of these things, your option will immediately become invalid. You may, however, dispose of your option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

        8. NO RETENTION RIGHTS. Your option does not give you the right to be retained by the Company (or any subsidiaries) in any capacity.

        9. STOCKHOLDER RIGHTS. You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Common Stock has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

        10. ADJUSTMENTS TO COMMON STOCK. In the event of a stock split, a stock dividend or a similar change in the Company's Common Stock, the number of shares covered by your option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

        11. LEGENDS. All certificates representing the Common Stock issued upon exercise of your option shall, where applicable, have endorsed thereon any legends required by applicable law, including the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL



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        UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE
        COMPANY WILL WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER WITHOUT CHARGE."

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."

        12. APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of California.

        13. INCORPORATION OF PLAN BY REFERENCE. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

        This Agreement and the Plan constitute the entire understanding between you and the Company regarding your option. Any prior agreements, commitments or negotiations concerning your option are superseded.



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                               NOTICE OF EXERCISE


BlueSteel Networks, Inc.
1111 W. El Camino Real #109-190
Sunnyvale, CA 94087
Attn:  Chief Financial Officer

        Re:  Exercise of Stock Option

Dear Sir or Madam:

        Pursuant to the Stock Option Agreement dated __________, 199___ (the "Stock Option Agreement") and the Company's 1999 Non-Employee Stock Plan (the "Plan"), I hereby elect to purchase _____________ shares of the Common Stock of the Company at aggregate exercise price of $__________. I enclose my check in the amount of $___________;

        The Common Stock is to be issued and registered in the name(s) of:

                         _____________________________

                         _____________________________

        I understand that there may be tax consequences as a result of the purchase or disposition of the Common Stock, and I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions. I represent that the Common Stock is being acquired solely for my own account and not as a nominee for any other party, or for investment, and that I will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.


        Dated:  __________, 199__



                                        ________________________________________
                                                      (Signature)

                                        ________________________________________
                                                   (Please Print Name)

                                        ________________________________________

                                        ________________________________________
                                                        (Address)